                                                                    Exhibit 20.2

(WFS FINANCIAL INC LOGO)

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004




COLLECTIONS
                                                                                                                   DOLLARS
Payments received                                                                                                     59,313,840.16
                      Plus / (Less) :
                                            Net Servicer Advances                                                        (18,690.23)
                                            Investment Earnings on funds in
                                            the Collection Account                                                        87,397.63
                                                                                                                   ----------------

Total Available Funds                                                                                                 72,439,332.97
                                                                                                                   ================


DISTRIBUTIONS

                      Servicing Fee                                                                1,358,015.00
                      Trustee and Other Fees                                                           4,161.72
                                                                                                 --------------

Total Fee Distribution                                                                                                 1,362,176.72

                      Note Interest Distribution Amount - Class A-1                 11,782.93
                      Note Interest Distribution Amount - Class A-2                871,208.33
                      Note Interest Distribution Amount - Class A-3                498,750.00
                      Note Interest Distribution Amount - Class A-4              1,014,062.50
                                                                                -------------
                                                                                 2,395,803.76

                      Note Principal Distribution Amount - Class A-1            11,016,547.12
                      Note Principal Distribution Amount - Class A-2            44,655,996.33
                      Note Principal Distribution Amount - Class A-3                     0.00
                      Note Principal Distribution Amount - Class A-4                     0.00
                                                                                -------------
                                                                                55,672,543.45

Total Class A Interest and Principal Distribution                                                                     58,068,347.21

                      Note Interest Distribution Amount - Class B-1                143,906.25
                      Note Principal Distribution Amount - Class B-1                     0.00
                                                                                -------------

Total Class B Interest and Principal Distribution                                                                        143,906.25

                      Note Interest Distribution Amount - Class C-1                170,000.00
                      Note Principal Distribution Amount - Class C-1                     0.00
                                                                                -------------

Total Class C Interest and Principal Distribution                                                                        170,000.00

                      Note Interest Distribution Amount - Class D-1                153,156.25
                      Note Principal Distribution Amount - Class D-1                     0.00
                                                                                -------------

Total Class D Interest and Principal Distribution                                                                        153,156.25

                      Spread Account Deposit                                                                          12,541,746.54
                                                                                                                   ----------------


Total Distributions                                                                                                   72,439,332.97
                                                                                                                   ================

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004



PORTFOLIO DATA:
                                                                                # of loans
      Beginning Aggregate Principal Balance                                            85,764                      1,303,694,296.40

          Less:                             Principal Payments                                   (22,448,380.50)
                                            Full Prepayments                           (2,283)   (22,760,426.37)
                                            Partial Prepayments                             -                 -
                                            Liquidations                                 (301)    (4,310,835.07)
                                                                                                 --------------
                                                                                                                     (49,519,641.94)
                                                                                                                   ----------------
      Ending Aggregate Principal Balance                                               83,180                      1,254,174,654.46
                                                                                                                   ================

Ending Outstanding Principal Balance of Notes                                                                      1,192,844,003.67
Overcollateralization Amount                                                                                          61,330,650.79
Overcollateralization Level                                                                                                    4.89%

OTHER RELATED INFORMATION:

Spread Account:

                      Beginning Balance                                                           13,036,942.96
                            Investment earnings on funds in spread account                            19,842.45
                            Less: Funds included in Total Available Funds                        (13,056,785.41)
                            Deposits                                                              12,541,746.54
                            Reductions                                                                        -
                                                                                                 --------------
                      Ending Balance                                                                                  12,541,746.54

                      Beginning Initial Deposit                                                   22,500,000.00
                            Repayments                                                                        -
                                                                                                 --------------
                      Ending Initial Deposit                                                                          22,500,000.00


Modified Accounts:
                      Principal Balance                                                                    0.00                0.00
                      Scheduled Balance                                                                    0.00                0.00

Servicer Advances:
                      Beginning Unreimbursed Advances                                              1,187,137.64
                      Net Advances                                                                   (18,690.23)
                                                                                                 --------------
                                                                                                                       1,168,447.41

Net Charge-Off Data:
                      Charge-Offs                                                                  4,500,524.55
                      Recoveries                                                                    (850,248.45)
                                                                                                 --------------
                      Net Charge-Offs                                                                                  3,650,276.10

Delinquencies (P&I):                                                           # of loans
                      30-59 Days                                                        1,416     14,525,758.87
                      60-89 Days                                                          330      3,616,527.61
                      90-119 Days                                                         120      1,108,789.32
                      120 days and over                                                     3         49,513.74

Repossessions                                                                              76        707,065.22

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and
Servicing Agreement)                                                                        -                                     -

Cumulative Charge-Off Percentage                                                                                               0.24%

WAC                                                                                                                         10.8341%
WAM                                                                                                                          58.333

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004

                              BEGINNING      NOTE MONTHLY                  TOTAL                                   REMAINING
             ORIGINAL        OUTSTANDING       PRINCIPAL      PRIOR      PRINCIPAL      PRINCIPAL     CURRENT     OUTSTANDING
             PRINCIPAL        PRINCIPAL      DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE  DISTRIBUTION   PRINCIPAL     PRINCIPAL
CLASSES       BALANCE          BALANCE          AMOUNT      CARRYOVER      AMOUNT        AMOUNT      CARRYOVER      BALANCE
-------       -------          -------          ------      ---------      ------        ------      ---------      -------
 A-1       240,000,000.00     11,016,547.12  11,016,547.12     0.00    11,016,547.12  11,016,547.12     0.00                0.00


 A-2       515,000,000.00    515,000,000.00  44,655,996.33     0.00    44,655,996.33  44,655,996.33     0.00      470,344,003.67


 A-3       210,000,000.00    210,000,000.00           0.00     0.00             0.00           0.00     0.00      210,000,000.00


 A-4       343,750,000.00    343,750,000.00           0.00     0.00             0.00           0.00     0.00      343,750,000.00


 B-1        56,250,000.00     56,250,000.00           0.00     0.00             0.00           0.00     0.00       56,250,000.00


 C-1        63,750,000.00     63,750,000.00           0.00     0.00             0.00           0.00     0.00       63,750,000.00


 D-1        48,750,000.00     48,750,000.00           0.00     0.00             0.00           0.00     0.00       48,750,000.00


         ----------------  ----------------  -------------     ----    -------------  -------------     ----    ----------------
TOTAL    1,477,500,000.00  1,248,516,547.12  55,672,543.45     0.00    55,672,543.45  55,672,543.45     0.00    1,192,844,003.67
         ================  ================  =============     ====    =============  =============     ====    ================

               TOTAL
             PRINCIPAL
           AND INTEREST
CLASSES    DISTRIBUTION
-------    ------------
 A-1       11,028,330.05


 A-2       45,527,204.66


 A-3          498,750.00


 A-4        1,014,062.50


 B-1          143,906.25


 C-1          170,000.00


 D-1          153,156.25


           -------------
TOTAL      58,535,409.71
           =============

                      NOTE MONTHLY                  TOTAL
                        INTEREST       PRIOR      INTEREST       INTEREST     CURRENT            DEFICIENCY  POLICY
 NOTE       INTEREST  DISTRIBUTABLE   INTEREST  DISTRIBUTABLE  DISTRIBUTION   INTEREST              CLAIM    CLAIM
CLASSES       RATE       AMOUNT      CARRYOVER     AMOUNT         AMOUNT     CARRYOVER             AMOUNT    AMOUNT
-------       ----       ------      ---------     ------         ------     ---------             ------    ------
 A-1        1.16680%     11,782.93      0.00       11,782.93      11,782.93     0.00                0.00      0.00

 A-2        2.03000%    871,208.33      0.00      871,208.33     871,208.33     0.00                0.00      0.00

 A-3        2.85000%    498,750.00      0.00      498,750.00     498,750.00     0.00                0.00      0.00

 A-4        3.54000%  1,014,062.50      0.00    1,014,062.50   1,014,062.50     0.00                0.00      0.00

 B-1        3.07000%    143,906.25      0.00      143,906.25     143,906.25     0.00                0.00      0.00

 C-1        3.20000%    170,000.00      0.00      170,000.00     170,000.00     0.00                0.00      0.00

 D-1        3.77000%    153,156.25      0.00      153,156.25     153,156.25     0.00                0.00      0.00





                      ------------      ----    ------------   ------------     ----                ----      ----
TOTAL                 2,862,866.26      0.00    2,862,866.26   2,862,866.26     0.00                0.00      0.00
                      ============      ====    ============   ============     ====                ====      ====

                        WFS FINANCIAL 2004-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004






Detailed Reporting

                   See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated May 01, 2004.




                                                  -----------------------------
                                                  Susan Tyner
                                                  Vice President
                                                  Assistant Controller




                                                  -----------------------------
                                                  Lori Bice
                                                  Assistant Vice President
                                                  Director Technical Accounting